EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-163292) and the Registration Statements on Forms S-8 (Nos. 333-102654, 333-156100 and 333-168290) of our report dated March 13, 2014, relating to our audit of the consolidated financial statements included in and incorporated by reference in the Annual Report on Form 10-K of Double Eagle Petroleum Co. for the year ended December 31, 2013.

/s/ Hein & Associates LLP

Denver, Colorado

March 13, 2014